UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 13, 2019
Date of Report (date of earliest event reported)

_________________

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market
Common Warrants	OPGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  —  Other Events.

On May 6, 2019, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified OpGen, Inc. (the “Company”) that the closing bid price of the Company’s common stock had, for 30 consecutive business days preceding the date of such notice, been below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until November 4, 2019, to regain compliance. If at any time before November 4, 2019, the closing bid price of the common stock is at least $1.00 for a minimum of ten consecutive trading days, the Company will regain compliance.

On August 28, 2019, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment was filed to effectuate a reverse stock split of the Company’s common stock. Pursuant to the reverse stock split, at the effective time each twenty (20) shares of Common Stock issued and outstanding were combined into one (1) validly issued, fully paid and non-assessable share of common stock.

On September 13, 2019, the closing bid price of the Company’s common stock was at least $1.00 for ten consecutive trading days, and the Company regained compliance with the Minimum Bid Price Rule. The Company has received correspondence from Nasdaq confirming the compliance with the Minimum Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

Date: September 18, 2019	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

2